April 27, 2022	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL REPORTS SECOND QUARTER
OF FISCAL 2022 RESULTS

•Domestic Private Client Group net new asset(1) growth of 11% over the prior 12 months and nearly 9% annualized for the fiscal second quarter
•Quarterly net revenues of $2.67 billion, up 13% over the prior year’s fiscal second quarter and down 4% compared to the record set in the preceding quarter
•Quarterly net income of $323 million, or $1.52 per diluted share, and quarterly adjusted net income of $331 million(2), or $1.55 per diluted share(2)
•Client assets under administration of $1.26 trillion(3), record Private Client Group (PCG) assets in fee-based accounts of $678.0 billion(3), and financial assets under management of $193.7 billion
•Record PCG financial advisors of 8,730(3), net increases of 403 over March 2021 and 266 over December 2021
•Record clients’ domestic cash sweep balances of $76.5 billion and record net loans at Raymond James Bank of $27.9 billion
•Annualized return on equity for the first half of fiscal 2022 of 18.1% and annualized adjusted return on tangible common equity for the first half of fiscal 2022 of 20.6%(2)

ST. PETERSBURG, Fla – Raymond James Financial, Inc. (NYSE: RJF) today reported net revenues of $2.67 billion and net income of $323 million, or $1.52 per diluted share, for the fiscal second quarter ended March 31, 2022. Excluding $11 million of acquisition-related expenses, quarterly adjusted net income was $331 million(2), or $1.55 per diluted share(2).

Quarterly net revenues grew 13% over the prior year’s fiscal second quarter primarily driven by higher asset management and related administrative fees, reflecting the strong year-over-year growth in Private Client Group assets in fee-based accounts and net interest income. The sequential decline in quarterly net revenues was largely attributable to lower investment banking revenues, while the quarterly decline in net income also reflected a bank loan provision for credit losses during the current quarter compared to a benefit in the preceding quarter, and a higher effective tax rate. The bank loan provision for credit losses in the current quarter was primarily associated with strong loan growth during the quarter.

For the first six months of the fiscal year, record net revenues of $5.45 billion increased 19%, record earnings per diluted share of $3.61 increased 14%, and adjusted earnings per diluted share of $3.67(2) increased 16% over the first half of fiscal 2021. The Private Client Group, Capital Markets and Asset Management segments generated record net revenues and pre-tax income during the first six months of the fiscal year.

“I am pleased with our results for the fiscal second quarter and the first half of the fiscal year, especially given the challenging market conditions. Financial advisor retention and recruiting in the Private Client Group segment remain strong, contributing to solid domestic net new asset growth of 11% over the prior 12 months, and we successfully closed on the Charles Stanley acquisition during the quarter,” said Chair and CEO Paul Reilly. “While heightened geopolitical and macroeconomic uncertainties negatively impacted investment banking revenues during the quarter,
Please refer to the footnotes at the end of this press release for additional information.

the M&A pipeline remains robust. Looking forward, we are well positioned for the expected increases in short-term interest rates with healthy loan growth at Raymond James Bank, a high concentration of floating-rate assets, record clients’ domestic cash sweep balances and solid capital ratios providing us ample balance sheet flexibility. The TriState Capital Holdings acquisition, which is currently anticipated to close by the end of the fiscal third quarter, is expected to further increase our floating-rate, interest-earning assets and diversify our funding sources.”

Segment Results

Private Client Group

•Record quarterly net revenues of $1.92 billion, up 17% over the prior year’s fiscal second quarter and 5% over the preceding quarter
•Quarterly pre-tax income of $213 million, up 11% over the prior year’s fiscal second quarter and 9% over the preceding quarter
•Private Client Group assets under administration of $1.20 trillion(3), up 17% over March 2021 and flat compared to December 2021
•Record Private Client Group assets in fee-based accounts of $678.0 billion(3), up 19% over March 2021 and flat compared to December 2021
•Record Private Client Group financial advisors of 8,730(3), which includes 200 advisors with Charles Stanley, increased 403 over March 2021 and 266 over December 2021
•Record clients’ domestic cash sweep balances of $76.5 billion, up 22% over March 2021 and 4% over December 2021

Record quarterly net revenues grew 17% over the prior-year quarter and 5% over the preceding quarter, predominantly driven by the increase in asset management and related administrative fees, reflecting higher assets in fee-based accounts. Net revenues and expenses during the quarter included just over two months of results for Charles Stanley, which closed on January 21, 2022.

“With our continued focus on supporting, retaining and attracting high-quality financial advisors, we generated solid domestic net new asset growth of 11% over the prior 12 months and nearly 9% annualized during the quarter,” said Reilly. “Furthermore, financial advisor recruiting activity remains strong as prospective advisors continue to be attracted to our client-centric culture, multiple affiliation options and robust support and solutions offerings.”

Capital Markets

•Quarterly net revenues of $413 million, down 5% compared to the prior year’s fiscal second quarter and 33% compared to the preceding quarter
•Quarterly pre-tax income of $87 million, down 17% compared to the prior year’s fiscal second quarter and 57% compared to the preceding quarter
•Quarterly investment banking revenues of $226 million, flat compared to the prior year’s fiscal second quarter and down 45% compared to the record set in the preceding quarter

Quarterly net revenues declined 5% compared to the prior-year quarter predominantly driven by lower fixed income brokerage revenues and equity underwriting revenues, partially offset by a year-over-year increase in M&A revenues. Sequentially, quarterly net revenues decreased 33% primarily due to lower investment banking revenues.

“Following remarkable results in the preceding quarter, Capital Markets revenues declined as investment banking revenues were negatively impacted by increased geopolitical and macroeconomic uncertainties,” said Reilly. “The M&A pipeline remains robust, but market conditions throughout the remainder of the fiscal year will heavily influence closings. In March, we announced the acquisition of SumRidge Partners, a technology-driven fixed income market maker specializing in investment-grade and high-yield corporate bonds, municipal bonds and institutional preferred securities. We currently expect to close the acquisition in the fiscal fourth quarter of 2022.”

Please refer to the footnotes at the end of this press release for additional information.

Asset Management

•Quarterly net revenues of $234 million, up 12% over the prior year’s fiscal second quarter and down 1% compared to the preceding quarter
•Quarterly pre-tax income of $103 million, up 18% over the prior year’s fiscal second quarter and down 4% compared to the preceding quarter
•Financial assets under management of $193.7 billion, up 9% over March 2021 and down 5% compared to December 2021

The year-over-year growth of quarterly net revenues and pre-tax income was largely attributable to higher financial assets under management, driven by equity market appreciation and net inflows into fee-based accounts in the Private Client Group. Financial assets under management decreased 5% sequentially as net inflows were more than offset by the declines in equity markets during the quarter.

Raymond James Bank

•Quarterly net revenues of $197 million, up 23% over the prior year’s fiscal second quarter and 8% over the preceding quarter
•Quarterly pre-tax income of $83 million, down 25% compared to the prior year’s fiscal second quarter and 19% compared to the preceding quarter
•Record net loans of $27.9 billion, up 22% over March 2021 and 7% over December 2021
•Net interest margin (NIM) of 2.01% for the quarter, up 7 basis points over the prior year’s fiscal second quarter and 9 basis points over the preceding quarter

Net revenue growth was due to higher asset balances and NIM expansion during the quarter. The asset growth was primarily attributable to strong, broad-based loan growth, including 41% year-over-year growth of securities-based loans to clients in the Private Client Group. The Bank’s NIM increased 9 basis points during the quarter to 2.01%, and further NIM expansion is expected from the Federal Reserve’s interest rate increases. Despite revenue growth, pre-tax income declined reflecting the bank loan loss provision in the current quarter, resulting from strong loan growth in contrast to the bank loan benefit for credit losses in the comparative periods. The bank loan allowance for credit losses as a percent of loans held for investment ended the quarter at 1.17%, down from 1.50% at March 2021 and 1.18% at December 2021, as the credit quality of the loan portfolio remains healthy.

Other

The effective tax rate during the quarter increased to 25.4%, reflecting the unfavorable impact of nondeductible valuation losses associated with the corporate-owned life insurance portfolio. As of April 27, 2022, $1 billion remained available under the Board’s approved share repurchase authorization. At the end of the quarter, the total capital ratio was 25.0%(4) and the tier 1 leverage ratio was 11.1%(4), both well above the regulatory requirements.

A conference call to discuss the results will take place tomorrow morning, Thursday, April 28, at 8:15 a.m. ET. The live audio webcast, and the presentation which management will review on the call, will be available at www.raymondjames.com/investor-relations/financial-information/quarterly-earnings. For a listen-only connection to the conference call, please dial: 800-899-6991 (conference code: 22018191). An audio replay of the call will be available at the same location until July 27, 2022.

Please refer to the footnotes at the end of this press release for additional information.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,700 financial advisors. Total client assets are $1.26 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions, demand for and pricing of our products, acquisitions (including our announced acquisitions of TriState Capital Holdings, Inc. and SumRidge Partners, LLC), divestitures, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “expects,” “anticipates,” and future or conditional verbs such as “will”, as well as any other statement that necessarily depends on future events, is intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC. Fiscal Second Quarter of 2022	Selected Financial Highlights (Unaudited)

Summary results of operations

	Three months ended			% change from
$ in millions, except per share amounts	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Net revenues	$2,673	$2,372	$2,781	13%	(4)%
Pre-tax income	$433	$447	$558	(3)%	(22)%
Net income	$323	$355	$446	(9)%	(28)%

Earnings per common share: (5) (6)
Basic	$1.56	$1.72	$2.16	(9)%	(28)%
Diluted	$1.52	$1.68	$2.10	(10)%	(28)%

Non-GAAP measures: (2)
Adjusted pre-tax income	$444	NA	$564	(1)%	(21)%
Adjusted net income	$331	NA	$451	(7)%	(27)%
Adjusted earnings per common share – basic (5) (6)	$1.59	NA	$2.18	(8)%	(27)%
Adjusted earnings per common share – diluted (5) (6)	$1.55	NA	$2.12	(8)%	(27)%

	Six months ended
$ in millions, except per share amounts	March 31, 2022	March 31, 2021	% change
Net revenues	$5,454	$4,594	19%
Pre-tax income	$991	$846	17%
Net income	$769	$667	15%

Earnings per common share: (5) (6)
Basic	$3.71	$3.23	15%
Diluted	$3.61	$3.16	14%

Non-GAAP measures: (2)
Adjusted pre-tax income	$1,008	$848	19%
Adjusted net income	$782	$669	17%
Adjusted earnings per common share – basic (5) (6)	$3.77	$3.24	16%
Adjusted earnings per common share – diluted (5) (6)	$3.67	$3.17	16%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2022

Consolidated Statements of Income (Unaudited)

	Three months ended			% change from
in millions, except per share amounts	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Revenues:
Asset management and related administrative fees	$1,464	$1,173	$1,382	25%	6%
Brokerage revenues:
Securities commissions	422	443	425	(5)%	(1)%
Principal transactions	142	148	133	(4)%	7%
Total brokerage revenues	564	591	558	(5)%	1%
Account and service fees	179	159	177	13%	1%
Investment banking	235	242	425	(3)%	(45)%
Interest income	242	200	225	21%	8%
Other	27	44	51	(39)%	(47)%
Total revenues	2,711	2,409	2,818	13%	(4)%
Interest expense	(38)	(37)	(37)	3%	3%
Net revenues	2,673	2,372	2,781	13%	(4)%
Non-interest expenses:
Compensation, commissions and benefits	1,852	1,648	1,884	12%	(2)%
Non-compensation expenses:
Communications and information processing	127	107	112	19%	13%
Occupancy and equipment	62	57	59	9%	5%
Business development	34	21	35	62%	(3)%
Investment sub-advisory fees	40	31	38	29%	5%
Professional fees	22	24	26	(8)%	(15)%
Bank loan provision/(benefit) for credit losses	21	(32)	(11)	NM	NM
Acquisition-related expenses (7)	11	—	6	NM	83%
Other	71	69	74	3%	(4)%
Total non-compensation expenses	388	277	339	40%	14%
Total non-interest expenses	2,240	1,925	2,223	16%	1%
Pre-tax income	433	447	558	(3)%	(22)%
Provision for income taxes	110	92	112	20%	(2)%
Net income	$323	$355	$446	(9)%	(28)%

Earnings per common share – basic (5) (6)	$1.56	$1.72	$2.16	(9)%	(28)%
Earnings per common share – diluted (5) (6)	$1.52	$1.68	$2.10	(10)%	(28)%
Weighted-average common shares outstanding – basic (5)	207.7	206.7	206.3	—%	1%
Weighted-average common and common equivalent shares outstanding – diluted (5)	213.0	211.8	212.4	1%	—%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2022

Consolidated Statements of Income (Unaudited)

	Six months ended
in millions, except per share amounts	March 31, 2022	March 31, 2021	% change
Revenues:
Asset management and related administrative fees	$2,846	$2,240	27%
Brokerage revenues:
Securities commissions	847	824	3%
Principal transactions	275	295	(7)%
Total brokerage revenues	1,122	1,119	—%
Account and service fees	356	304	17%
Investment banking	660	503	31%
Interest income	467	403	16%
Other (8)	78	100	(22)%
Total revenues	5,529	4,669	18%
Interest expense	(75)	(75)	—%
Net revenues	5,454	4,594	19%
Non-interest expenses:
Compensation, commissions and benefits	3,736	3,148	19%
Non-compensation expenses:
Communications and information processing	239	206	16%
Occupancy and equipment	121	114	6%
Business development	69	44	57%
Investment sub-advisory fees	78	59	32%
Professional fees	48	54	(11)%
Bank loan provision/(benefit) for credit losses	10	(18)	NM
Acquisition-related expenses (7)	17	2	750%
Other (8)	145	139	4%
Total non-compensation expenses	727	600	21%
Total non-interest expenses	4,463	3,748	19%
Pre-tax income	991	846	17%
Provision for income taxes	222	179	24%
Net income	$769	$667	15%

Earnings per common share – basic (5) (6)	$3.71	$3.23	15%
Earnings per common share – diluted (5) (6)	$3.61	$3.16	14%
Weighted-average common shares outstanding – basic (5)	207.0	206.0	—%
Weighted-average common and common equivalent shares outstanding – diluted (5)	212.6	210.6	1%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Selected Key Metrics
Fiscal Second Quarter of 2022	(Unaudited)

	As of				% change from
$ in millions, except per share amounts	March 31, 2022		March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Total assets	$73,101		$56,066	$68,461	30%	7%
Total equity attributable to Raymond James Financial, Inc.	$8,602		$7,592	$8,600	13%	—%
Book value per share (5) (9)	$41.38		$36.89	$41.45	12%	—%
Tangible book value per share (2) (5) (9)	$36.46		$32.94	$37.55	11%	(3)%

Capital ratios:
Tier 1 capital	23.9%	(4)	23.6%	25.9%
Total capital	25.0%	(4)	24.7%	27.0%
Tier 1 leverage	11.1%	(4)	12.2%	12.1%

	Three months ended			Six months ended
	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2022	March 31, 2021
Return on equity (10)	15.0%	19.0%	21.2%	18.1%	18.1%
Adjusted return on equity (2) (10)	15.4%	NA	21.4%	18.4%	18.2%
Return on tangible common equity (2) (10)	16.8%	21.2%	23.4%	20.2%	20.1%
Adjusted return on tangible common equity (2) (10)	17.2%	NA	23.7%	20.6%	20.2%
Pre-tax margin (11)	16.2%	18.8%	20.1%	18.2%	18.4%
Adjusted pre-tax margin (2) (11)	16.6%	NA	20.3%	18.5%	18.5%
Total compensation ratio (12)	69.3%	69.5%	67.7%	68.5%	68.5%
Effective tax rate	25.4%	20.6%	20.1%	22.4%	21.2%

Client asset metrics ($ in billions)	As of			% change from
	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Client assets under administration (3)	$1,256.1	$1,085.4	$1,257.8	16%	—%
Private Client Group assets under administration (3)	$1,198.3	$1,028.1	$1,199.8	17%	—%
Private Client Group assets in fee-based accounts (3)	$678.0	$567.6	$677.8	19%	—%
Financial assets under management	$193.7	$178.2	$203.2	9%	(5)%

Clients’ domestic cash sweep balances ($ in millions)	As of			% change from
	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Raymond James Bank Deposit Program (“RJBDP”): (13)
Raymond James Bank	$33,570	$28,174	$33,097	19%	1%
Third-party banks	25,887	25,110	24,316	3%	6%
Subtotal RJBDP	59,457	53,284	57,413	12%	4%
Client Interest Program	17,013	9,517	16,065	79%	6%
Total clients’ domestic cash sweep balances	$76,470	$62,801	$73,478	22%	4%

	Three months ended			Six months ended
	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2022	March 31, 2021
Average yield on RJBDP - third-party banks (14)	0.32%	0.30%	0.28%	0.30%	0.31%

Private Client Group financial advisors	As of			% change from
	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Employees	3,601	3,375	3,447	7%	4%
Independent contractors	5,129	4,952	5,017	4%	2%
Total advisors (3)	8,730	8,327	8,464	5%	3%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Second Quarter of 2022	(Unaudited)

The following tables present our consolidated average interest-earning asset and interest-bearing liability balances, interest income and expense and the related rates.

Consolidated Net Interest
	Three months ended
	March 31, 2022			March 31, 2021			December 31, 2021
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,919	$3	0.20%	$5,284	$2	0.20%	$6,076	$3	0.18%
Assets segregated for regulatory purposes and restricted cash	19,522	7	0.15%	10,087	5	0.18%	13,011	4	0.12%
Available-for-sale securities	8,869	25	1.16%	7,997	21	1.08%	8,511	22	1.02%
Brokerage client receivables	2,558	21	3.29%	2,222	19	3.36%	2,484	21	3.35%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
Commercial and industrial (“C&I”) loans	8,783	54	2.49%	7,540	48	2.56%	8,581	55	2.49%
Commercial real estate (“CRE”) loans	3,150	20	2.56%	2,665	17	2.54%	2,941	20	2.67%
Real estate investment trust (“REIT”) loans	1,324	9	2.48%	1,309	8	2.50%	1,133	7	2.56%
Tax-exempt loans (15)	1,289	9	3.18%	1,227	8	3.35%	1,297	8	3.19%
Residential mortgage loans	5,770	38	2.69%	5,005	34	2.72%	5,451	37	2.68%
Securities-based loans and other	6,753	39	2.31%	4,638	26	2.23%	6,289	35	2.20%
Loans held for sale	268	2	2.94%	177	1	1.89%	239	2	2.94%
Total bank loans, net	27,337	171	2.53%	22,561	142	2.56%	25,931	164	2.52%
All other interest-earning assets	2,192	15	2.64%	2,201	11	1.87%	2,376	11	1.91%
Total interest-earning assets	$66,397	$242	1.48%	$50,352	$200	1.61%	$58,389	$225	1.53%
Interest-bearing liabilities:
Bank deposits:
Savings, money market and Negotiable Order of Withdrawal accounts	$33,097	$2	0.02%	$27,662	$2	0.02%	$31,894	$2	0.02%
Certificates of deposit	733	3	1.83%	898	4	1.88%	843	4	1.87%
Total bank deposits	33,830	5	0.06%	28,560	6	0.08%	32,737	6	0.07%
Brokerage client payables	21,405	—	0.01%	11,485	1	0.02%	14,300	1	0.03%
Other borrowings	856	4	2.15%	862	5	2.18%	857	5	2.20%
Senior notes payable	2,037	23	4.44%	2,045	24	4.74%	2,037	23	4.44%
All other interest-bearing liabilities	707	6	1.93%	600	1	0.88%	650	2	1.16%
Total interest-bearing liabilities	$58,835	$38	0.26%	$43,552	$37	0.34%	$50,581	$37	0.28%
Net interest income		$204			$163			$188

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Consolidated Net Interest
Fiscal Second Quarter of 2022	(Unaudited)

Consolidated Net Interest
	Six months ended
	March 31, 2022			March 31, 2021
$ in millions	Average balance	Interest	Annualized average rate	Average balance	Interest	Annualized average rate
Interest-earning assets:
Cash and cash equivalents	$5,954	$6	0.19%	$5,500	$6	0.23%
Assets segregated for regulatory and other purposes	15,844	11	0.14%	7,954	8	0.19%
Available-for-sale securities	8,688	47	1.09%	7,735	44	1.14%
Brokerage client receivables	2,521	42	3.32%	2,152	37	3.42%
Bank loans, net of unearned income and deferred expenses:
Loans held for investment:
C&I loans	8,681	109	2.49%	7,537	99	2.60%
CRE loans	3,044	40	2.61%	2,623	34	2.56%
REIT loans	1,227	16	2.51%	1,272	16	2.47%
Tax-exempt loans (15)	1,293	17	3.19%	1,232	16	3.35%
Residential mortgage loans	5,609	75	2.68%	5,003	69	2.75%
Securities-based loans and other	6,519	74	2.26%	4,460	51	2.26%
Loans held for sale	254	4	2.94%	159	2	2.36%
Total bank loans, net	26,627	335	2.53%	22,286	287	2.59%
All other interest-earning assets	2,279	26	2.26%	2,247	21	1.93%
Total interest-earning assets	$61,913	$467	1.51%	$47,874	$403	1.69%
Interest-bearing liabilities:
Bank deposits:
Savings, money market and Negotiable Order of Withdrawal accounts	$32,489	$4	0.02%	$27,144	$3	0.02%
Certificates of deposit	789	7	1.85%	925	9	1.90%
Total bank deposits	33,278	11	0.06%	28,069	12	0.08%
Brokerage client payables	17,275	1	0.01%	9,403	2	0.04%
Other borrowings	856	9	2.17%	864	10	2.21%
Senior notes payable	2,037	46	4.44%	2,045	48	4.74%
All other interest-bearing liabilities	680	8	1.65%	587	3	1.01%
Total interest-bearing liabilities	$54,126	$75	0.28%	$40,968	$75	0.36%
Net interest income		$392			$328
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2022	(Unaudited)

	Three months ended			% change from
$ in millions	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Net revenues:
Private Client Group	$1,922	$1,647	$1,839	17%	5%
Capital Markets	413	433	614	(5)%	(33)%
Asset Management	234	209	236	12%	(1)%
Raymond James Bank	197	160	183	23%	8%
Other (16)	(18)	(12)	(15)	(50)%	(20)%
Intersegment eliminations	(75)	(65)	(76)	(15)%	1%
Total net revenues	$2,673	$2,372	$2,781	13%	(4)%

Pre-tax income/(loss):
Private Client Group	$213	$192	$195	11%	9%
Capital Markets	87	105	201	(17)%	(57)%
Asset Management	103	87	107	18%	(4)%
Raymond James Bank	83	111	102	(25)%	(19)%
Other (16)	(53)	(48)	(47)	(10)%	(13)%
Pre-tax income	$433	$447	$558	(3)%	(22)%

	Six months ended
$ in millions	March 31, 2022	March 31, 2021	% change
Net revenues:
Private Client Group	$3,761	$3,114	21%
Capital Markets	1,027	885	16%
Asset Management	470	404	16%
Raymond James Bank	380	327	16%
Other (16)	(33)	(8)	(313)%
Intersegment eliminations	(151)	(128)	(18)%
Total net revenues	$5,454	$4,594	19%

Pre-tax income/(loss):
Private Client Group	$408	$332	23%
Capital Markets	288	234	23%
Asset Management	210	170	24%
Raymond James Bank	185	182	2%
Other (16)	(100)	(72)	(39)%
Pre-tax income	$991	$846	17%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2022	(Unaudited)

Private Client Group

	Three months ended			% change from
$ in millions	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Revenues:
Asset management and related administrative fees	$1,245	$979	$1,162	27%	7%
Brokerage revenues:
Mutual and other fund products	166	183	171	(9)%	(3)%
Insurance and annuity products	110	109	111	1%	(1)%
Equities, ETFs and fixed income products	121	121	115	—%	5%
Total brokerage revenues	397	413	397	(4)%	—%
Account and service fees:
Mutual fund and annuity service fees	109	99	114	10%	(4)%
RJBDP fees: (13)
Third-party banks	20	19	17	5%	18%
Raymond James Bank	49	44	50	11%	(2)%
Client account and other fees	53	42	49	26%	8%
Total account and service fees	231	204	230	13%	—%
Investment banking	9	16	13	(44)%	(31)%
Interest income	37	30	33	23%	12%
All other	6	8	7	(25)%	(14)%
Total revenues	1,925	1,650	1,842	17%	5%
Interest expense	(3)	(3)	(3)	—%	—%
Net revenues	1,922	1,647	1,839	17%	5%
Non-interest expenses:
Financial advisor compensation and benefits	1,231	1,040	1,187	18%	4%
Administrative compensation and benefits	289	260	283	11%	2%
Total compensation, commissions and benefits	1,520	1,300	1,470	17%	3%
Non-compensation expenses	189	155	174	22%	9%
Total non-interest expenses	1,709	1,455	1,644	17%	4%
Pre-tax income	$213	$192	$195	11%	9%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2022	(Unaudited)

Private Client Group

	Six months ended
$ in millions	March 31, 2022	March 31, 2021	% change
Revenues:
Asset management and related administrative fees	$2,407	$1,864	29%
Brokerage revenues:
Mutual and other fund products	337	331	2%
Insurance and annuity products	221	207	7%
Equities, ETFs and fixed income products	236	228	4%
Total brokerage revenues	794	766	4%
Account and service fees:
Mutual fund and annuity service fees	223	193	16%
RJBDP fees: (13)
Third-party banks	37	40	(8)%
Raymond James Bank	99	87	14%
Client account and other fees	102	74	38%
Total account and service fees	461	394	17%
Investment banking	22	22	—%
Interest income	70	60	17%
All other	13	13	—%
Total revenues	3,767	3,119	21%
Interest expense	(6)	(5)	20%
Net revenues	3,761	3,114	21%
Non-interest expenses:
Financial advisor compensation and benefits	2,418	1,971	23%
Administrative compensation and benefits	572	509	12%
Total compensation, commissions and benefits	2,990	2,480	21%
Non-compensation expenses	363	302	20%
Total non-interest expenses	3,353	2,782	21%
Pre-tax income	$408	$332	23%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2022	(Unaudited)

Capital Markets

	Three months ended			% change from
$ in millions	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Revenues:
Brokerage revenues:
Fixed income	$125	$142	$120	(12)%	4%
Equity	41	34	39	21%	5%
Total brokerage revenues	166	176	159	(6)%	4%
Investment banking:
Merger & acquisition and advisory	139	122	271	14%	(49)%
Equity underwriting	52	67	97	(22)%	(46)%
Debt underwriting	35	37	44	(5)%	(20)%
Total investment banking	226	226	412	—%	(45)%
Interest income	5	5	5	—%	—%
Tax credit fund revenues	15	24	35	(38)%	(57)%
All other	4	4	5	—%	(20)%
Total revenues	416	435	616	(4)%	(32)%
Interest expense	(3)	(2)	(2)	50%	50%
Net revenues	413	433	614	(5)%	(33)%
Non-interest expenses:
Compensation, commissions and benefits	253	259	331	(2)%	(24)%
Acquisition-related expenses (7)	—	—	4	—%	(100)%
Other non-compensation expenses	73	69	78	6%	(6)%
Total non-interest expenses	326	328	413	(1)%	(21)%
Pre-tax income	$87	$105	$201	(17)%	(57)%

	Six months ended
$ in millions	March 31, 2022	March 31, 2021	% change
Revenues:
Brokerage revenues:
Fixed income	$245	$273	(10)%
Equity	80	76	5%
Total brokerage revenues	325	349	(7)%
Investment banking:
Merger & acquisition and advisory	410	271	51%
Equity underwriting	149	127	17%
Debt underwriting	79	83	(5)%
Total investment banking	638	481	33%
Interest income	10	8	25%
Tax credit fund revenues	50	40	25%
All other	9	11	(18)%
Total revenues	1,032	889	16%
Interest expense	(5)	(4)	(25)%
Net revenues	1,027	885	16%
Non-interest expenses:
Compensation, commissions and benefits	584	511	14%
Acquisition-related expenses (7)	4	—	NM
Other non-compensation expenses	151	140	8%
Total non-interest expenses	739	651	14%
Pre-tax income	$288	$234	23%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2022	(Unaudited)

Asset Management

	Three months ended			% change from
$ in millions	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Revenues:
Asset management and related administrative fees:
Managed programs	$149	$137	$151	9%	(1)%
Administration and other	77	64	76	20%	1%
Total asset management and related administrative fees	226	201	227	12%	—%
Account and service fees	6	5	6	20%	—%
All other	2	3	3	(33)%	(33)%
Net revenues	234	209	236	12%	(1)%
Non-interest expenses:
Compensation, commissions and benefits	47	50	46	(6)%	2%
Non-compensation expenses	84	72	83	17%	1%
Total non-interest expenses	131	122	129	7%	2%
Pre-tax income	$103	$87	$107	18%	(4)%

	Six months ended
$ in millions	March 31, 2022	March 31, 2021	% change
Revenues:
Asset management and related administrative fees:
Managed programs	$300	$266	13%
Administration and other	153	123	24%
Total asset management and related administrative fees	453	389	16%
Account and service fees	12	9	33%
All other	5	6	(17)%
Net revenues	470	404	16%
Non-interest expenses:
Compensation, commissions and benefits	93	95	(2)%
Non-compensation expenses	167	139	20%
Total non-interest expenses	260	234	11%
Pre-tax income	$210	$170	24%

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2021	(Unaudited)

Raymond James Bank

	Three months ended			% change from
$ in millions	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Revenues:
Interest income	$199	$165	$187	21%	6%
Interest expense	(10)	(10)	(10)	—%	—%
Net interest income	189	155	177	22%	7%
All other	8	5	6	60%	33%
Net revenues	197	160	183	23%	8%
Non-interest expenses:
Compensation and benefits	14	13	13	8%	8%
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses	21	(32)	(11)	NM	NM
RJBDP fees to Private Client Group (13)	49	44	50	11%	(2)%
All other	30	24	29	25%	3%
Total non-compensation expenses	100	36	68	178%	47%
Total non-interest expenses	114	49	81	133%	41%
Pre-tax income	$83	$111	$102	(25)%	(19)%

	Six months ended
$ in millions	March 31, 2022	March 31, 2021	% change
Revenues:
Interest income	$386	$333	16%
Interest expense	(20)	(21)	(5)%
Net interest income	366	312	17%
All other	14	15	(7)%
Net revenues	380	327	16%
Non-interest expenses:
Compensation and benefits	27	25	8%
Non-compensation expenses:
Bank loan provision/(benefit) for credit losses	10	(18)	NM
RJBDP fees to Private Client Group (13)	99	87	14%
All other	59	51	16%
Total non-compensation expenses	168	120	40%
Total non-interest expenses	195	145	34%
Pre-tax income	$185	$182	2%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Segment Results
Fiscal Second Quarter of 2022	(Unaudited)

Other

	Three months ended			% change from
$ in millions	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Revenues:
Interest income	$3	$3	$1	—%	200%
Net gains/(losses) on private equity investments	(2)	8	5	NM	NM
All other	5	2	2	150%	150%
Total revenues	6	13	8	(54)%	(25)%
Interest expense	(24)	(25)	(23)	(4)%	4%
Net revenues	(18)	(12)	(15)	(50)%	(20)%
Non-interest expenses:
Compensation and all other	24	36	30	(33)%	(20)%
Acquisition-related expenses (7)	11	—	2	NM	450%
Total non-interest expenses	35	36	32	(3)%	9%
Pre-tax loss	$(53)	$(48)	$(47)	(10)%	(13)%

	Six months ended
$ in millions	March 31, 2022	March 31, 2021	% change
Revenues:
Interest income	$4	$6	(33)%
Net gains on private equity investments (8)	3	32	(91)%
All other	7	3	133%
Total revenues	14	41	(66)%
Interest expense	(47)	(49)	(4)%
Net revenues	(33)	(8)	(313)%
Non-interest expenses:
Compensation and all other (8)	54	62	(13)%
Acquisition-related expenses (7)	13	2	550%
Total non-interest expenses	67	64	5%
Pre-tax loss	$(100)	$(72)	(39)%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Raymond James Bank Selected Key Metrics
Fiscal Second Quarter of 2022	(Unaudited)

The following metrics are attributable to our Raymond James Bank banking subsidiary, which is a component of our Raymond James Bank segment.

	As of				% change from
$ in millions	March 31, 2022		March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Total assets	$38,579		$33,221	$38,107	16%	1%
Total equity	$2,383		$2,409	$2,597	(1)%	(8)%
Bank loans, net	$27,883		$22,879	$26,132	22%	7%
Bank loan allowance for credit losses	$328		$345	$308	(5)%	6%
Bank loan allowance for credit losses as a % of loans held for investment	1.17%		1.50%	1.18%
Total nonperforming assets	$104		$31	$74	235%	41%
Nonperforming assets as a % of total assets	0.27%		0.09%	0.19%
Total criticized loans	$735		$1,001	$735	(27)%	—%
Criticized loans as a % of loans held for investment	2.63%		4.35%	2.75%

Capital ratios:
Tier 1 capital	12.6%	(4)	13.1%	13.3%
Total capital	13.9%	(4)	14.4%	14.6%
Tier 1 leverage	7.2%	(4)	7.5%	7.2%

	Three months ended				% change from
$ in millions	March 31, 2022		March 31, 2021	December 31, 2021	March 31, 2021	December 31, 2021
Bank loan provision/(benefit) for credit losses	$21		$(32)	$(11)	NM	NM
Net charge-offs	$1		$2	$1	(50)%	—%
Net interest margin (net yield on interest-earning assets)	2.01%		1.94%	1.92%

	Six months ended
$ in millions	March 31, 2022		March 31, 2021	% change
Bank loan provision/(benefit) for credit losses	$10		$(18)	NM
Net charge-offs:	$2		$2	—%
Net interest margin (net yield on interest-earning assets)	1.97%		1.98%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Second Quarter of 2022	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures

We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non-GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provides useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures.

	Three months ended		Six months ended
$ in millions, except per share amounts	March 31, 2022	December 31, 2021	March 31, 2022	March 31, 2021
Net income	$323	$446	$769	$667
Non-GAAP adjustments:
Acquisition-related expenses (7)	11	6	17	2
Pre-tax impact of non-GAAP adjustments	11	6	17	2
Tax effect of non-GAAP adjustments	(3)	(1)	(4)	—
Total non-GAAP adjustments, net of tax	8	5	13	2
Adjusted net income	$331	$451	$782	$669

Pre-tax income	$433	$558	$991	$846
Pre-tax impact of non-GAAP adjustments (as detailed above)	11	6	17	2
Adjusted pre-tax income	$444	$564	$1,008	$848

Pre-tax margin (11)	16.2%	20.1%	18.2%	18.4%
Non-GAAP adjustments:
Acquisition-related expenses (7)	0.4%	0.2%	0.3%	0.1%
Total non-GAAP adjustments	0.4%	0.2%	0.3%	0.1%
Adjusted pre-tax margin (11)	16.6%	20.3%	18.5%	18.5%

Earnings per common share: (5) (6)
Basic	$1.56	$2.16	$3.71	$3.23
Non-GAAP adjustments:
Acquisition-related expenses (7)	0.05	0.03	0.08	0.01
Tax effect of non-GAAP adjustments	(0.02)	(0.01)	(0.02)	—
Total non-GAAP adjustments, net of tax	0.03	0.02	0.06	0.01
Adjusted basic	$1.59	$2.18	$3.77	$3.24

Diluted	$1.52	$2.10	$3.61	$3.16
Non-GAAP adjustments:
Acquisition-related expenses (7)	0.05	0.03	0.08	0.01
Tax effect of non-GAAP adjustments	(0.02)	(0.01)	(0.02)	—
Total non-GAAP adjustments, net of tax	0.03	0.02	0.06	0.01
Adjusted diluted	$1.55	$2.12	$3.67	$3.17

Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.	Non-GAAP Financial Measures
Fiscal Second Quarter of 2022	(Unaudited)

Reconciliation of non-GAAP financial measures to GAAP financial measures
(Continued from previous page)

Book value per share	As of
$ in millions, except per share amounts	March 31, 2022	March 31, 2021	December 31, 2021
Total equity attributable to Raymond James Financial, Inc.	$8,602	$7,592	$8,600
Less non-GAAP adjustments:
Goodwill and identifiable intangible assets, net	1,110	868	874
Deferred tax liabilities, net	(88)	(56)	(65)
Tangible common equity attributable to Raymond James Financial, Inc.	$7,580	$6,780	$7,791
Common shares outstanding (5)	207.9	205.8	207.5
Book value per share (5) (9)	$41.38	$36.89	$41.45
Tangible book value per share (5) (9)	$36.46	$32.94	$37.55

Return on equity	Three months ended			Six months ended
$ in millions	March 31, 2022	March 31, 2021	December 31, 2021	March 31, 2022	March 31, 2021
Average equity (17)	$8,601	$7,478	$8,423	$8,482	$7,356
Impact on average equity of non-GAAP adjustments:
Acquisition-related expenses (7)	6	NA	3	8	1
Tax effect of non-GAAP adjustments	(2)	NA	(1)	(2)	—
Adjusted average equity (17)	$8,605	NA	$8,425	$8,488	$7,357

Average equity (17)	$8,601	$7,478	$8,423	$8,482	$7,356
Less:
Average goodwill and identifiable intangible assets, net	992	851	878	955	767
Average deferred tax liabilities, net	(77)	(56)	(64)	(72)	(49)
Average tangible common equity (17)	$7,686	$6,683	$7,609	$7,599	$6,638
Impact on average equity of non-GAAP adjustments:
Acquisition-related expenses (7)	6	NA	3	8	1
Tax effect of non-GAAP adjustments	(2)	NA	(1)	(2)	—
Adjusted average tangible common equity (17)	$7,690	NA	$7,611	$7,605	$6,639

Return on equity (10)	15.0%	19.0%	21.2%	18.1%	18.1%
Adjusted return on equity (10)	15.4%	NA	21.4%	18.4%	18.2%
Return on tangible common equity (10)	16.8%	21.2%	23.4%	20.2%	20.1%
Adjusted return on tangible common equity (10)	17.2%	NA	23.7%	20.6%	20.2%
Please refer to the footnotes at the end of this press release for additional information.

RAYMOND JAMES FINANCIAL, INC.
Fiscal Second Quarter of 2022                                 Footnotes

(1)
Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees and other fees.

(2)	These are non-GAAP financial measures. See the schedules on the previous pages for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures and for more information on these measures. There were no non-GAAP adjustments to earnings for the three months ended March 31, 2021; therefore percent changes for earnings-related non-GAAP financial measures are calculated based on non-GAAP financial measures for the current period as compared to GAAP results for the March 31, 2021 period.

(3)
These metrics include the impact of the acquisition of Charles Stanley Group PLC (“Charles Stanley”), which was completed on January 21, 2022. As of March 31, 2022, the impact on client assets under administration and Private Client Group assets under administration was $33 billion, the impact on Private Client Group assets in fee-based accounts was $21 billion, and the impact on financial advisors was the addition of 200 advisors.

(4)	Estimated.

(5)	During our fiscal fourth quarter of 2021 the Board of Directors approved a 3-for-2 stock split, effected in the form of a 50% stock dividend, paid on September 21, 2021. All share and per share information has been retroactively adjusted to reflect this stock split.

(6)	Earnings per common share is computed by dividing net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period or, in the case of adjusted earnings per common share, computed by dividing adjusted net income (less allocation of earnings and dividends to participating securities) by weighted-average common shares outstanding (basic or diluted as applicable) for each respective period.

(7)
Acquisition-related expenses in our Other segment for the three and six months ended March 31, 2022 primarily included professional expenses and other costs incurred to effect our acquisition of Charles Stanley, which was completed in January 2022, and our announced acquisitions of TriState Capital Holdings, Inc. and SumRidge Partners, LLC. Acquisition-related expenses in our Other segment for the six months ended March 31, 2021 primarily included professional expenses associated with our acquisitions of NWPS Holdings, Inc. and Financo, LLC (“Financo”), which were completed in fiscal 2021. Acquisition-related expenses in our Capital Markets segment included amortization expense related to intangible assets with short useful lives associated with our acquisitions of Financo and Cebile Capital, which were completed in fiscal 2021.

(8)
Other revenues included $3 million and $32 million of net private equity gains for the six months ended March 31, 2022 and 2021, respectively, which were included in our Other segment. Of these amounts, an insignificant amount of losses and $10 million of gains for the six months ended March 31, 2022 and 2021, respectively, were attributable to noncontrolling interests and were offset in Other expenses.

(9)	Book value per share is computed by dividing total equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Tangible common equity is defined as total equity attributable to Raymond James Financial, Inc. less goodwill and intangible assets, net of related deferred taxes.

(10)	Return on equity is computed by dividing annualized net income by average equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income by average tangible common equity for each respective period. Adjusted return on equity is computed by dividing annualized adjusted net income by adjusted average equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income by adjusted average tangible common equity for each respective period.

(11)	Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period.

(12)	Total compensation ratio is computed by dividing compensation, commissions and benefits expense by net revenues for each respective period.

(13)	We earn fees from RJBDP, a multi-bank sweep program in which clients’ cash deposits in their brokerage accounts are swept into interest-bearing deposit accounts at Raymond James Bank and various third-party banks. Fees earned by the Private Client Group on Raymond James Bank deposits are eliminated in consolidation.

(14)	Average yield on RJBDP - third-party banks is computed by dividing annualized RJBDP fees - third-party banks, which are net of the interest expense paid to clients by the third-party banks, by the average daily RJBDP balances at third-party banks.

(15)	The average yield is presented on a tax-equivalent basis for each respective period.

(16)
The Other segment includes the results of our private equity investments, interest income on certain corporate cash balances, certain acquisition-related expenses, and certain corporate overhead costs of RJF, including the interest costs on our public debt.

(17)
Average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of the date indicated to the prior quarter-end total, and dividing by two, or in the case of average tangible common equity, computed by adding tangible common equity as of the date indicated to the prior quarter-end total, and dividing by two. For the year-to-date period, average equity is computed by adding the total equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three. Adjusted average equity is computed by adjusting for the impact on average equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period.